SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                       2/28/2006
     Distribution Date                          3/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                                 Total     Allocated to        Allocated to Investor Interest
 1   Sources of funds                                                      Transferor       Total     Series 05-A    Series 05-B
                                                             ---------------------------------------------------------------------
     Principal Collections                                       1,007,906     445,738      562,169      281,011       281,158
     Finance Charge Collections                                     64,848      28,678       36,169       18,080        18,089
     Interchange                                                     7,965       3,522        4,442        2,221         2,222
                                                             ---------------------------------------------------------------------
     Total Funds Received                                        1,080,719     477,938      602,780      301,311       301,469


 2   Application of Principal Collections                        Total     Series 05-A  Series 05-B
     Investor Percentage of Principal Collections                  562,169     281,011      281,158
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                        0           0            0
             allocable to Class B                                        0           0            0
     Transferred to Series Collections Ledger                            0           0            0
     Shared Principal Collections                                        0           0            0

                                                             ---------------------------------------
     Cash Available for Acquisition                                562,169     281,011      281,158

 3   Application of Finance Charge Collections                   Total     Series 05-A  Series 05-B
     Investor Percentage of Finance Charge Collections              40,612      20,301       20,311
     deduct:
     Trustee payment amount                                           0.80           0            0
     Loan Note Issuer Costs                                             22          11           11
     Monthly Distribution Amounts                                   10,457       5,212        5,245
     Servicing fee payable to RBS                                    1,807         903          904
     Cash Management fee payable to RBS                                  1        0.50         0.50
     Investor Default Amount                                        13,193       6,595        6,598
     Expenses loan principal and interest                               --          --           --

     Available Spread                                               15,131       7,579        7,552
                                                             ---------------------------------------


 4   Payments in respect of the Securities

     Series 05-A                                                Class A      Class B     Class C
                                                               USD 000s     USD 000s     USD 000s

     Balance at 15 February 2006                                 2,175,000     175,000      150,000
     Principal repayments on 15 March 2006                              --          --           --
                                                             ---------------------------------------
     Balance carried forward on 15 March 2006                    2,175,000     175,000      150,000
                                                             ---------------------------------------

     Interest due on 15 March 2006                                   7,765         647          571
     Interest paid                                                  (7,765)       (647)        (571)
                                                             ---------------------------------------
     Interest unpaid                                                    --          --           --


     Series 05-B                                             Class A-1    Class A-2   Class A-3   Class B-3    Class C-1  Class C-3
                                                             USD 000s     EUR 000s    GBP 000s    GBP 000s     USD 000s    GBP 000s
     Balance at 15 February 2006                                435,000    450,000      700,000     101,000      42,000     63,000
     Principal repayments on 15 March 2006                           --         --           --          --          --         --
                                                             ----------------------------------------------------------------------
     Balance carried forward on 15 March 2006                   435,000    450,000      700,000     101,000      42,000     63,000
                                                             ----------------------------------------------------------------------

     Interest due on 15 March 2006                                4,939        884        8,179       1,222         514        794
     Interest paid                                               (4,939)      (884)      (8,179)     (1,222)       (514)      (794)
                                                             ----------------------------------------------------------------------
     Interest unpaid                                                 --         --           --          --          --         --

 5   Transaction Accounts and Ledgers

                                                                  Total        Series 05-A  Series 05-B
     Reserve Account
     Required Reserve Amount                                            --          --           --
                                                             ------------------------------------------
     Balance at 15 February 2006                                        --          --           --
     Transfer in/out this period                                        --          --           --
     Interest earned                                                    --          --           --
                                                             ------------------------------------------
     Balance carried forward on 15 March 2006                           --          --           --
                                                             ------------------------------------------

     Spread Account
     Required Spread Account Amount                                     --          --           --
                                                             ------------------------------------------
     Balance at 15 February 2006                                        --          --           --
     Transfer in/out this period                                        --          --           --
     Interest earned                                                    --          --           --
                                                             ------------------------------------------
     Balance carried forward on 15 March 2006                           --          --           --
                                                             ------------------------------------------

     Principal Funding Account
     Balance at 15 February 2006                                        --          --           --
     Transfer in/out this period                                        --          --           --
     Interest earned                                                    --          --           --
                                                             ------------------------------------------
     Balance carried forward on 15 March 2006                           --          --           --


 6   Subordination Percentages                                            Series 05-A                       Series 05-B
                                                                     Original           Current          Original        Current
                                                             (pound)000     %   (pound)000   %   (pound)000    %  (pound)000    %
     Class A Investor Interest                                 1,257,225   87%   1,257,225   87%  1,257,568   87%  1,257,568   87%
     Class B Investor Interest                                   101,156    7%     101,156    7%    101,000    7%    101,000    7%
     Class C Investor Interest                                    86,705    6%      86,705    6%     87,277    6%     87,277    6%
                                                             ----------------------------------------------------------------------
     Total Investor Interest                                   1,445,087  100%   1,445,087  100%  1,445,845  100%  1,445,845  100%
                                                             ----------------------------------------------------------------------

 7   Assets of the Trust
                                                                   (pound)000
                                                             ----------------
     Total receivables at             28-Feb-06              (pound)5,212,805
                                                             ----------------

     Aggregate amount of receivables that, as at
     28 February 2006 were delinquent by:        30-59 days            68,971
                                                 60-89 days            50,426
                                                90-179 days           120,812
                                           180 or more days           169,096

 8   Material Changes

     New Issuance during period                                            NONE

     Material modifications to pool asset terms                            NONE

     Material modifications to origination policies                        NONE

     Material breaches of pool asset representations,
     warranties or covenants                                               NONE

 9   Trigger Information

     Series Pay Out Events                                                 NONE

     Trust Pay Out Events                                                  NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                                     NONE

     Changes in Securities                                                 NONE

     Submission of Matters to a Vote of Security Holders                   NONE

     Other Information                                                     NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of March, 2006


     -----------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business